UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2020

Park Hotels & Resorts Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37795	36-2058176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Tysons Blvd., 7th Floor, Tysons, VA	22102
(Address of Principal Executive Offices)	(Zip Code)

(571) 302-5757

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value per share	PK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 14, 2020, Park Hotels and Resorts Inc., a Delaware corporation, as parent (“Park” or the “Company”), Park Intermediate Holdings LLC, a Delaware limited liability company and direct subsidiary of Park (“PIH”), and PK Domestic Property LLC, a Delaware limited liability company and indirect subsidiary of Park (“PK Domestic”) entered into a Fourth Amendment to Credit Agreement (the “Credit Facility Amendment”) with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto. The Credit Facility Amendment further amends the Credit Agreement, dated as of December 28, 2016 (as amended by the First Amendment to Credit Agreement, dated as of June 14, 2019, the Second Amendment to Credit Agreement, dated as of August 28, 2019, and the Third Amendment to Credit Agreement, dated as of May 8, 2020, the “Existing Credit Agreement”; and the Existing Credit Agreement, as further amended by the Credit Facility Amendment, the “Credit Agreement”), by and among Park, PIH and PK Domestic, as borrowers, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Credit Agreement Agent”).

In addition, on September 14, 2020, PIH and PK Domestic, as borrowers, Park, Bank of America, N.A., as administrative agent, and the lenders party thereto entered into a Second Amendment to Loan Agreement (the “Term Loan Amendment” and, together with the Credit Facility Amendment, the “Amendments”) to further amend the Delayed Draw Term Loan Agreement, dated as of August 28, 2019 (as amended by the First Amendment to Loan Agreement, dated as of May 8, 2020, the “Existing Term Loan Agreement”; and the Existing Term Loan Agreement, as further amended by the Term Loan Amendment, the “Term Loan Agreement”), by and among Park, PIH and PK Domestic, as borrowers, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent.

Further, in addition, on September 14, 2020, PIH, certain lenders party thereto, and the Credit Agreement Agent entered into an Increasing Lender Supplement (the “Increase Supplement”). Pursuant to the Increase Supplement, subject to the satisfaction of the conditions to effectiveness described below, the commitments to the dollar tranche of the revolving credit facility under the Credit Agreement will be increased by $75 million (the “Increased Commitments”) to an aggregate of $1.075 billion. The Increased Commitments will become a part of, and subject to the same terms and conditions, including interest rates and maturity, as the existing dollar tranche of the revolving credit facility under the Credit Agreement (and after giving effect to the Credit Facility Amendment).

The Amendments and the revolver commitment increase pursuant to the Increase Supplement will each become effective upon, unless otherwise waived by the applicable administrative agents and lenders party to the Amendments and the Increase Supplement, (i) the repayment in full of the term loans outstanding under the Credit Agreement that mature in December 2021 (the “2016 Term Loan”), of which $500 million of such repayment must come from proceeds from permitted capital markets indebtedness, and (ii) the payment of certain amendment and arrangement fees owing in respect of the Amendments, in each case, which conditions must be satisfied within 10 business days of the date of the Amendments (such effective date, the “Amendments Effective Date”). Park expects such conditions, including the repayment in full of the 2016 Term Loan, to be satisfied within 10 business days of the date of the Amendments. Until the Amendments Effective Date, the Existing Credit Agreement and the Existing Term Loan Agreement will continue to be effective.

Upon the effectiveness of the Credit Facility Amendment, the maturity date of Park’s existing partially drawn revolving credit facility under the Credit Agreement will be extended with respect to the commitments of the lenders consenting to the Credit Facility Amendment (and with respect to the Increased Commitments) to a maturity date of December 22, 2023. The revolving credit facility commitments of any non-extending lenders will mature and expire on December 24, 2021 (unless such commitments are later extended or assigned to a lender that agrees to extend such commitments). The Amendments will further extend the suspension of the testing of Park’s existing financial maintenance covenants under the Credit Agreement and the Term Loan Agreement until the date the financial statements are required to be delivered for the fiscal quarter ending March 31, 2022 (unless PIH elects an earlier date) (such period between May 8, 2020 and such extended required date of delivery, the “Extended Covenant Relief Period”). Pursuant to the Amendments, during the Extended Covenant Relief Period, (i) the net cash proceeds from certain incurrences of indebtedness, equity issuances and asset dispositions will, subject to various exceptions (including an increase in the carve-out for equity issuance proceeds used for capital expenditures and acquisitions of unencumbered properties from $500 million to $1.0 billion), continue to be required to be applied as a mandatory prepayment of the amounts outstanding under the Credit Agreement and Term Loan Agreement, provided that the Amendments will require such mandatory prepayment amounts to be applied to first pay off the 2016 Term Loan, then the next $150 million of such prepayment amounts be applied to prepay loans outstanding under the revolving credit facility under the Credit Agreement, and then 75% of such prepayment amounts applied to prepay loans outstanding under the revolving credit facility under the Credit Agreement and 25% of such prepayment amounts applied to prepay loans outstanding under the Term Loan Agreement, and (ii) additional negative covenants will continue to impose limitations on the ability of Park and its subsidiaries to incur additional indebtedness, make dividends and distributions (except to the extent required to maintain REIT status, the ability of the Parent to pay a $0.01 per share per fiscal quarter dividend and certain other agreed exceptions) and stock repurchases, make prepayments of other indebtedness, make capital expenditures, conduct asset dispositions or transfers and make investments, including acquisitions or mergers, in each case subject to various exceptions (including an increase in the carve-out for equity issuance proceeds used for capital expenditures and acquisitions of unencumbered properties from $500 million to $1.0 billion). The Amendments will extend the period that the minimum liquidity covenant will apply until December 31, 2022 and such minimum covenant amount will be (a) until December 24, 2021, $200 million plus 50% of the remaining revolving credit facility commitments that have not been extended, and (b) after December 24, 2021, $200 million. In addition, during the Extended Covenant Relief Period and until the leverage ratio is no greater than 6.50 to 1.00 for two consecutive quarters and until the financial maintenance covenants have been complied with for two consecutive quarters, the equity interests of certain wholly-owned subsidiaries of PIH that own unencumbered properties will continue to be required to be pledged to secure the obligations owing in respect of the Credit Agreement and the Term Loan Agreement on a pari passu basis. The Amendments will no longer permit the release of the subsidiary guarantors of the Credit Agreement and the Term Loan Agreement upon the expiration of the Extended Covenant Relief Period and the achievement of the leverage ratio not exceeding 6.50 to 1.00 to for two consecutive quarters.

In addition, the Amendments will modify certain of the existing financial maintenance covenants to require Park to maintain (i) a net debt to EBITDA ratio of 8.50 to 1.00 as of the end of the final fiscal quarter during the Extended Covenant Relief Period and the next fiscal quarter thereafter, with step-downs of such ratio in subsequent quarters, and with such ratio returning to 7.25 to 1.00 by no later than the fiscal quarter ended June 30, 2023, and (ii) an unencumbered adjusted net operating income to unsecured interest expense ratio of no less than 1.75 to 1.00 as of the end of the final fiscal quarter during the Extended Covenant Relief Period and the next three fiscal quarters thereafter and then a ratio of 2.00 to 1.00 for all fiscal quarters thereafter.

The Amendments do not provide for any change to the applicable interest rates under the Existing Credit Agreement and the Existing Term Loan Agreement and the current applicable interest rate margins in effect under the Credit Agreement and the Term Loan Agreement will continue to apply during the Extended Covenant Relief Period. Such interest rate margins for the Credit Agreement are: (i) for all revolving loans outstanding under the Credit Agreement, at the option of PIH, either (a) a base rate, plus a margin of 2.00% per annum or (b) LIBOR plus a margin of 3.00% per annum, and (ii) for all term loans outstanding under the Credit Agreement, at the option of PIH, either (a) a base rate, plus a margin of 1.95% per annum or (b) LIBOR plus a margin of 2.95% per annum (subject to a Eurodollar rate floor of 0.25%). Such interest rate margins for the Term Loan Agreement are, at the option of PIH, either (I) a customary base rate formula, plus a margin of 1.65% per annum or (II) LIBOR plus a margin of 2.65% per annum (subject to a Eurodollar rate floor of 0.25%).

As of September 14, 2020, $681 million of borrowings were outstanding under the revolving credit facility under the Credit Agreement and $631 million of term loans were outstanding under the Credit Agreement. As of September 14, 2020, $670 million was outstanding under the Term Loan Agreement.

Certain of the lenders under the Credit Agreement and Term Loan Agreement or their affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions.

The foregoing description of the Amendments and Increase Supplement are qualified in their entirety by reference to the text of such Amendments and Increase Supplement, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On September 14, 2020, Park issued a press release announcing, among other things, updates to certain operating metrics for the months of July and August 2020. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instructions B.2 of Form 8-K, the information included in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 hereto) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On September 14, 2020, Park issued a press release announcing that it is planning a private offering of $650 million in aggregate principal amount of senior secured notes due 2028. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, as amended. Forward-looking statements include, but are not limited to, statements related to Park’s current expectations regarding the effectiveness of the Amendments, the planned private offering of senior notes, the performance of its business, financial results, liquidity and capital resources, the effects of competition and the effects of future legislation or regulations, the expected completion of anticipated dispositions, the declaration and payment of future dividends, and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect its results of operations, financial condition, cash flows, performance or future achievements or events. Currently, one of the most significant factors is the potential adverse effect of COVID-19, including possible resurgences, on the Company’s financial condition, results of operations, cash flows and performance, its hotel management companies and its hotels’ tenants, and the global economy and financial markets. The extent to which COVID-19 impacts the Company, its hotel managers, tenants and guests at the Company’s hotels will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its effect, additional closures that may be mandated or advisable even after the reopening of certain of the Company’s hotels on a limited basis, whether due to an increased number of COVID-19 cases or otherwise, and the direct and indirect economic effects of the pandemic and containment measures, among others.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 and Annual Report on Form 10-K for the year ended December 31, 2019, as such factors may be updated from time to time in Park’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Fourth Amendment to Credit Agreement, dated as of September 14, 2020, among Park Intermediate Holdings LLC and PK Domestic Property LLC, as Borrowers, Park Hotels & Resorts Inc., the lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent

10.2	Second Amendment to Loan Agreement, dated as of September 14, 2020, among Park Intermediate Holdings LLC and PK Domestic Property LLC, as Borrowers, Park Hotels & Resorts Inc., the lenders party thereto and Bank of America, N.A., as Administrative Agent

10.3	Increasing Lender Supplement, dated as of September 14, 2020, among Park Intermediate Holdings LLC, the lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent

99.1	Press release dated September 14, 2020 relating to, among other things, updated operating metrics

99.2	Press release dated September 14, 2020 relating to, among other things, the private placement of senior secured notes

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park Hotels & Resorts Inc.

Date: September 14, 2020	By:	/s/ Sean M. Dell’Orto
Sean M. Dell’Orto
Executive Vice President and Chief Financial Officer